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                                                                   EXHIBIT 10.22


                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is executed as of the 7th day of August, 1998, by and between TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation ("Telehub") and RICHARD M. HARMON, an individual ("Borrower").

                                  WITNESSETH:

     WHEREAS, Telehub and Borrower entered into an Employment Agreement dated May 4, 1998, as subsequently amended on even date therewith (collectively, as amended the "Employment Agreement"), which provides the terms and conditions of Borrower's employment with Telehub;

     WHEREAS, pursuant to the terms and conditions of the Employment Agreement, Telehub has agreed to loan Four Hundred Thousand Dollars ($400,000.00) to Borrower for the purchase of a residence in Illinois (the "Loan");

     WHEREAS, in consideration for Telehub making the Loan, Borrower has agreed to execute and deliver to Telehub a promissory note in the principal amount of Four Hundred Thousand Dollars ($400,000.00) in the form attached hereto as Exhibit A and incorporated herein by this reference (the "Note"), and to secure the Note by executing a deed of trust (the "Deed of Trust") for the Illinois residence (the "Real Property") in favor of Telehub pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual convenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. LOAN TERMS AND CONDITIONS. Upon the mutual execution of this Agreement and the performance by Borrower of all other requirements as set forth herein, Telehub agrees to make the Loan to Borrower, subject to the following terms and conditions:

          1.1 Terms of Loan. The term of the Loan shall be for a period of seven (7) years. Interest shall accrue on the Loan for the first three (3) years and at the end of the three (3) year period, accrued interest shall be added to the Principal Sum. Commencing on September 1, 2001, interest shall be payable monthly, amortized over a period of thirty (30) years, with all sums, including principal and all accrued interest, becoming due and payable on September 1, 2005.

          1.2 Interest Rate. The loan shall be made at the rate of interest of seven percent (7%) per annum, and shall not be readjusted during the term of the Loan.

          1.3 Non-Recourse Loan. No recourse shall be had to Borrower for payment of principal and/or interest under the Note, and Telehub shall look solely to the Real Property as security for payment of principal or interest under the Note. In no event shall Borrower be held



                                 Loan Agreement
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personally liable for any payment of principal or interest under the
Note or for any Event of Default, as hereinafter defined, under the terms of this Agreement, the Note or the Deed of Trust (collectively, the "Loan Document").

          1.4 Title Insurance. As a condition precedent to Telehub funding the Loan, Borrower shall obtain a mortgagee's title insurance policy in the amount of the Loan with TeleHub as the insured (the "Policy") insuring the Loan as a valid lien against the Real Property, subject only to the Senior Loan, as hereinafter defined.

          1.5 Improvements. Within one (1) year of obtaining the Loan, Borrower agrees to invest at least One Hundred Thousand Dollars ($100,000.00) of his own funds ("Investment") into the Real Property. After this Investment is made, Borrower will maintain this Investment during the term of the Loan.

          1.6 Subordination. The Loan will be subordinate and subject to all other loans relating to the Real Property (the "Senior Loans"), provided that the aggregate outstanding balance of the Loan and the Senior Loans, including all costs and fees associated with the Loan and Senior Loan, does not exceed the purchase price paid by Borrower for the Real Property. If required, TeleHub shall execute and deliver any subordination agreement and other agreement to subordinate the Loan to the Senior Loans in a form reasonably acceptable to TeleHub.

          1.7 Due on Sale. All sums outstanding under the Note shall be immediately due and payable upon the sale or transfer or refinance of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance or leasing of the Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, leasehold interest, lease-option contract, or by any other method of conveyance.

          1.8 Additional Loan. In the event Borrower sells or transfers the Real Property during the term of the Loan and the Loan becomes immediately due and payable pursuant to Section 1.7, TeleHub shall re-loan Borrower the sum of Four Hundred Thousand Dollars ($400,000.00) for an additional seven (7) year period in accordance with the terms and conditions contained in this Agreement (the "Second Loan"), excluding this Section 1.8, subject to the following conditions: (i) no Event of Default shall have occurred under the Loan Documents which is continuing; (ii) Borrower shall acquire a replacement property (the "Replacement Property") within one hundred fifty (150) days from the date of the sale or transfer of the Real Property; and (iii) the Second Loan is used solely for the acquisition of the Replacement Property.

          1.9 Insurance. Throughout the term of the Loan, Borrower shall keep the Real Property fully insured against hazard and liability in amounts reasonably required by TeleHub.

     2. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default by Borrower under this
Agreement:



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          2.1  Failure to Pay.  If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Note, whether principal or interest or otherwise.

          2.2 Failure to Perform. If Borrower fails or neglects to perform or observe any term, provision or condition or breaches any representation, warranty, covenant or agreement contained in the Loan Documents;

          2.3 Levy or Attachment. If any material portion of Borrower's assets is attached, seized, subject to a writ or distress warrant or is levied upon or comes into the possession of any judicial officer or assignee.

          2.4 Bankruptcy. Involuntary bankruptcy which is not terminated in sixty (60) days.

          2.5 Failure to Invest Equity. Borrower's failure to invest and maintain at least One Hundred Thousand Dollars ($100,000.00) in equity in the Real Property during the term of the Loan.

     3. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Telehub may, at its election, without demand or notice of its election, do any one or more of the following, all of which are authorized by Borrower: (i) declare all obligations, whether evidenced by the Note, the Loan Documents or otherwise, immediately due and payable in full, and (ii) exercise any and all rights and remedies available to Telehub under the Loan Documents.

     4. NOTICE. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when received if sent by overnight mail, overnight courier or facsimile transmission, or (iii) two (2) business days after the date when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Borrower:          Richard M. Harmon
                                   1375 Tri-State Parkway, Suite 250
                                   Gurnee, Illinois  60031

          If to Telehub:           Telehub Communications Corporation
                                   1375 Tri-State Parkway, Suite 250
                                   Gurnee, Illinois  60031

     5.   MISCELLANEOUS.

          5.1 Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement between the parties with respect to the Loan and supersede all prior and contemporaneous agreements, representations and understandings of the parties with respect to the Loan. This Agreement may be amended only by a written instrument signed by the parties hereto.




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     5.2. Further Assurances. Borrower shall promptly execute and deliver all further instruments and documents, and perform all further actions, as may be reasonably requested by Telehub in connection with this Agreement.

     5.3. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     5.4. Inconsistencies Among Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the other Loan Documents, the terms of this Agreement shall be controlling.

     5.5. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

     5.6 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     5.7. Titles and Headings. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     5.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes.

     IN WITNESS WHEREOF, Telehub has caused its name to be subscribed to this Agreement by its duly authorized representative and Borrower has executed this Agreement as of the date and year first above written.



                      TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation

                      By: /s/ D.H. Sledge
                        --------------------------------------------
                      Its:  CEO
                          ------------------------------------------



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                                        "BORROWER"

                                        /s/ Richard M. Harmon
                                        --------------------------
                                        Richard M. Harmon






                                 Loan Agreement

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                                   EXHIBIT A





310 Saunders Road
Lake Forest, Illinois  60045